UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 26, 2008
Tower Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

120 Broadway (31st Floor), New York, NY	10271

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 655-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Exhibit Index
EX-2.1: ASSET PURCHASE AGREEMENT
EX-2.2: LIMITED WAIVER AGREEMENT
EX-99.1: PRESS RELEASE
EX-99.2: INVESTOR PRESENTATION

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
     On August 26, 2008, in connection with the proposed acquisition of HIG, Inc. (“Hermitage”) by CastlePoint Reinsurance Company, Ltd. (“CPRe”), a subsidiary of CastlePoint Holdings, Ltd. (“CastlePoint”), Tower Insurance Company of New York, Tower National Insurance Company, Preserver Insurance Company, Mountain Valley Insurance Company, Northeast Insurance Company and Tower Risk Management Corp. (collectively, the “Tower Entities”), each a subsidiary of Tower Group, Inc. (“Tower”), and CPRe entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth therein, following CPRe’s acquisition of Hermitage, the Tower Entities will acquire Hermitage’s operating assets, including rights to existing insurance policy renewals and producer appointments from CPRe for $16 million in cash.
     The transactions contemplated by the Asset Purchase Agreement are expected to be completed in late December of 2008, subject to the satisfaction of certain conditions, including completion of CPRe’s acquisition of all the issued and outstanding shares of the common stock of Hermitage and receipt of customary regulatory approvals. However, Tower does not expect to consummate such transactions unless Tower’s acquisition of CastlePoint is not consummated or is delayed until after the consummation of CPRe’s acquisition of Hermitage. If the transactions contemplated by the Asset Purchase Agreement close, the Tower Entities and CPRe have also agreed to extend all of the reinsurance, management and service agreements among the companies or their respective subsidiaries for one additional year upon their expiration, currently scheduled for March 31, 2010, at commission and management fee terms which have been set to approximate current market terms, provided that, if the two year extension under the merger agreement (the “merger agreement”), dated as of August 4, 2008, among Tower, Ocean I Corporation and CastlePoint, which is attached as Exhibit 2.1 to Tower’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 6, 2008, becomes effective on the terms and conditions set forth in the merger agreement, the extension contemplated by the asset purchase agreement will be for 6 months.
     Under the Asset Purchase Agreement, the Tower Entities and CPRe agreed, subject to certain limitations, to indemnify each other for breaches of their respective representations, warranties and covenants. The parties also have the right to terminate the Asset Purchase Agreement under certain circumstances.
     In connection with CPRe’s acquisition of Hermitage and the Asset Purchase Agreement, Tower and CastlePoint entered a Limited Waiver Agreement, pursuant to which each party waived the applicability of certain sections of the merger agreement.
     The terms of the Asset Purchase Agreement and Limited Waiver Agreement were unanimously approved by the independent members of the Tower board of directors.
     Copies of the Asset Purchase Agreement and the Limited Waiver Agreement are attached to this Current Report on Form 8-K as Exhibit 2.1 and Exhibit 2.2, respectively. The Asset Purchase Agreement and the Limited Waiver Agreement are incorporated herein by reference. The above descriptions of the Asset Purchase Agreement and the

Limited Waiver Agreement, as well as the transactions contemplated by those documents, are not complete and are qualified in their entirety by reference to those exhibits.
ITEM 8.01 OTHER EVENTS
     On August 27, 2008, Tower and CastlePoint issued a joint press release entitled “Tower and CastlePoint to Acquire Hermitage Insurance Group” announcing the proposed acquisition of Hermitage by CPRe and the execution of the Asset Purchase Agreement (the “Joint Press Release”). Tower is filing as Exhibit 99.1 to this Current Report on Form 8-K a copy of the Joint Press Release and as Exhibit 99.2 to this Current Report on Form 8-K materials being used in connection with presentations to and conversations with investors beginning the date hereof.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)
Exhibit 2.1: Asset Purchase Agreement, dated as of August 26, 2008, among CastlePoint Reinsurance Company, Ltd., Tower Insurance Company of New York, Tower National Insurance Company, Preserver Insurance Company, Mountain Valley Insurance Company, Northeast Insurance Company and Tower Risk Management Corp.
Exhibit 2.2. Limited Waiver Agreement, dated as of August 26, 2008, between Tower Group, Inc. and CastlePoint Holdings, Ltd.
Exhibit 99.1 Press release dated August 27, 2008 entitled “Tower and CastlePoint to Acquire Hermitage Insurance Group”
Exhibit 99.2: Investor presentation slides to be used in connection with investor presentations

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized
Date: August 27, 2008

Tower Group, Inc.
By: /s/ Francis M. Colalucci
Name:	Francis M. Colalucci
Title:	Chief Financial Officer and Treasurer

Exhibit Index
Exhibit 2.1: Asset Purchase Agreement, dated as of August 26, 2008, among CastlePoint Reinsurance Company, Ltd., Tower Insurance Company of New York, Tower National Insurance Company, Preserver Insurance Company, Mountain Valley Insurance Company, Northeast Insurance Company and Tower Risk Management Corp.
Exhibit 2.2. Limited Waiver Agreement, dated as of August 26, 2008, between Tower Group, Inc. and CastlePoint Holdings, Ltd.
Exhibit 99.1 Press release dated August 27, 2008 entitled “Tower and CastlePoint to Acquire Hermitage Insurance Group”
Exhibit 99.2: Investor presentation slides to be used in connection with investor presentations